Exhibit 10.4

SECOND AMENDMENT TO LOAN AGREEMENT AND AGREEMENT

          THIS SECOND AMENDMENT TO LOAN AGREEMENT AND AGREEMENT (herein called the "Amendment") dated as of November 6, 2000 (the "Amendment Closing Date"), by and among Hispanic Television Network, Inc., a Delaware corporation ("Borrower") and Goff Moore Strategic Partners, L.P. and GAINSCO, Inc., representing Majority Lenders, as defined in the Original Loan Agreement defined below.

W I T N E S S E T H:

          WHEREAS, Borrower, Majority Lenders and the other Lenders set forth therein entered into that certain Loan Agreement dated as of July 25, 2000 (as amended, supplemented or modified to the date hereof, the "Original Loan Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided;

          WHEREAS, Borrower executed those certain Warrants in favor of each Lender, pursuant to the terms of the Original Loan Agreement (herein referred to collectively as the "Warrants" and individually as a "Warrant");

          WHEREAS, pursuant to the terms of the Original Loan Agreement, Borrower executed certain Security Documents in favor of each Lender, including that certain Pledge Agreement dated as of July 25, 2000, for the benefit of each Lender (the "Pledge Agreement); and

          WHEREAS, Borrower and Majority Lenders desire to amend the Original Loan Agreement for the purposes as set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

          Section 1.1     Terms Defined in the Original Loan Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Loan Agreement shall have the same meanings whenever used in this Amendment.

          Section 1.2.     Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "Amendment" means this Second Amendment to Loan Agreement.

          "Loan Agreement" means the Original Loan Agreement as amended hereby.

ARTICLE II.

Amendments to Original Loan Agreement and Consent

          Section 2.1.     Funding of the Escrowed Funds. The last sentence of Section 1.2 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "The funding of the Escrowed Funds to the Company shall occur as follows: (i) $1,000,000 of the Escrowed Funds (herein referred to as the "Initial Escrow Amount"), not including interest which has accrued on the Escrowed Funds while being held in escrow, shall be funded to the Company on or before November 6, 2000, and (ii) the funding of the Escrowed Funds less the Initial Escrow Amount (herein referred to as the "Remaining Escrowed Funds") shall occur upon the satisfaction of the Escrow Funding Conditions. The Initial Escrow Amount shall be applied pro rata to each Lender, in accordance with the Percentage Shares at the time of the release of the Initial Escrow Amount to the Company."

          Section 2.2.     Distribution of Remaining Escrowed Funds to the Company. Section 4.1A. of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "4.1.A.     Distribution of Remaining Escrowed Funds to the Company. On or before the Escrow Termination Date, and so long as the Initial Loans have not been repaid prior to the satisfaction of the Escrow Funding Conditions (as hereinafter defined), the Remaining Escrowed Funds (not including interest which has accrued on the Escrowed Funds while being held in escrow) shall be funded to the Company by the Escrow Agent (pursuant to the terms of the Escrow Agreement) upon the satisfaction of the following conditions:

          (a)     the Company shall have filed a registration statement pursuant to the Securities Act of 1933, as amended, on Form S-1 with the Securities and Exchange Commission with respect to the offering of the Company's securities, which offering is expected to raise at least $35 million in the aggregate (whether debt or equity or a combination) (prior to the payment of underwriting expenses and commissions) pursuant to a firm underwritten offering with an investment bank of national reputation; or

          (b)     the Company shall have received at least $4,000,000 in proceeds pursuant to the exercise of any $2.00 Warrants and shall have prepaid to Lenders all Warrant Proceeds required pursuant to Section 2.5 hereof (herein such conditions being referred to as the "Escrow Funding Conditions");

so long as (i) no Default or Event of Default has occurred and is continuing, and (ii) Permitted Indebtedness is less than $1,000,000 (herein referred to as the "Termination Events"). If a Termination Event exists upon the satisfaction of the Escrow Funding Conditions (herein referred to as a "Redistribution Event"), the Remaining Escrowed Funds shall not be distributed to the Company and shall be redistributed to Lenders in accordance with Section 4.2A. herein."

          Section 2.3.     Distribution of Remaining Escrowed Funds to Lenders. Section 4.2A. of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

"4.2A.     Distribution of Escrowed Funds to Lenders. If (i) the Escrow Termination Date expires before the satisfaction of the Escrow Funding Conditions, (ii) the Initial Loans are repaid prior to the satisfaction of the Escrow Funding Conditions or (iii) a Redistribution Event occurs, then upon the occurrence of such event, the Remaining Escrowed Funds shall be returned to Lenders by the Escrow Agent and Lenders shall no longer be obligated to lend the Remaining Escrowed Funds to the Company."

          Section 2.4.     Instructions to Escrow Agent. Section 4.4A. of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

"4.4A.     Instructions to Escrow Agent. The Company and Majority Lenders hereby agree and covenant to promptly execute a certificate in the form prescribed in the Escrow Agreement for the purpose of instructing the Escrow Agent to distribute the Initial Escrow Amount and the Remaining Escrowed Funds as required pursuant to the terms of Section 1.2 and this Article 4A."

          Section 2.5.     Schedule 3.1(f) to Original Loan Agreement. Schedule 3.1(f) to the Original Loan Agreement is hereby amended in its entirety to read as set forth in Schedule 3.1(f) attached hereto.

          Section 2.6.     Additional Agreements Regarding Use of Proceeds. Notwithstanding anything to the contrary in Section 3.9 of the Loan Agreement, Borrower hereby agrees that it will use the proceeds from the Escrowed Funds as follows:

          (a)     $1,000,000 of the proceeds of the Remaining Escrowed Funds shall be used only to finance the acquisition of the Stations (such $1,000,000 being herein referred to as the "Earmarked Funds"); and

          (b)     the Initial Escrow Amount and the Remaining Escrowed Funds (less the Earmarked Funds) shall be used (1) to finance the acquisition of Additional Stations, (2) to finance refundable Deposits, and/or (3) to provide working capital for its operations and for other general business purposes.

Borrower further agrees that none of the proceeds from the Escrowed Funds will be used (i) to finance any non-refundable Deposits, or (ii) to finance any internet-related Investments or any internet-related expenses.

          Section 2.7.     Consent. Borrower has informed Majority Lenders that Borrower has proposed that Brownsville Broadcasting, LLC, a Texas limited liability company (the "LLC") be merged with and into HTVN Merger Corp., Inc., a Delaware corporation and a wholly owned subsidiary of Borrower ("HTVN Merger Corp."), with HTVN Merger Corp. being the surviving entity, pursuant to an Agreement of Merger (the "Merger Agreement"), among Amanda Orrick Mintz, Michael Mintz, Debra Kamp, the LLC, HTVN Merger Corp., and Borrower (such proposed merger, in accordance with the terms of the Merger Agreement being herein called the "Merger"). Borrower has requested that Majority Lenders consent to the Merger. Subject to the terms and conditions set forth herein, Majority Lenders hereby (i) consent to the Merger, and (ii) waive the prohibition concerning the limitation of mergers under Section 5.21 of the Loan Agreement as it may apply to the Merger, so long as no Default or Event of Default exists or will occur as a result thereof.

          Section 2.8.     Pledged Shares under Pledge Agreement. Borrower hereby further certifies and agrees that, pursuant to the terms of the Pledge Agreement, all of the shares of stock of HTVN Merger Corp., which are owned by Borrower and all other rights at any time existing with respect to such shares are Pledged Shares (as such term is defined in the Pledge Agreement) and are subject to the security interest created by the Pledge Agreement. Borrower shall deliver all of the issued shares of the stock of HTVN Merger Corp. to the Agent (as such term is defined in the Pledge Agreement) within three days after the issuance thereof.

ARTICLE II.A.

Agreements Relating to the Warrants

          Section 2.1A.     Exercise Price. Notwithstanding anything to the contrary in the Warrants, Borrower hereby agrees that the Exercise Price (as such term is defined in the Warrants) shall not exceed $2.00. Therefore, in the event that pursuant to the operation of clauses (a) through (e) of the definition of Exercise Price, the Exercise Price is determined to be an amount which exceeds $2.00, such amount shall be disregarded and the Exercise Price shall equal $2.00, in lieu thereof. Such Exercise Price, as determined pursuant to clauses (a) through (e) of the definition of Exercise Price and this Section 2.1A, shall be applied to the determination of the number of Shares.

          Section 2.2A.     Number of Shares That Each Lender May Purchase. Notwithstanding anything to the contrary contained in the definition of Shares (as such term is defined in the Warrants), Borrower hereby agrees that the number of Shares that each Warrant is exercisable into upon the final application of the calculations set forth in such definition shall be multiplied by one hundred and twenty five percent (125%). The parties acknowledge that such increase in the number of Shares for which the Warrant is exercisable shall be calculated after the application of the last sentence of the definition of Shares, to the extent that such sentence is applicable (i.e., in the event that the Company does not repay in full all amounts owing pursuant to the Loan Agreement on or prior to January 31, 2001 or March 15, 2001, respectively).

          Section 2.3A.     Illustrative Example. As an illustrative example of the operation of Section 2.1A and Section 2.2A of this Amendment, if without giving effect to this Amendment the clause (c) of the definition of Exercise Price would have resulted in an Exercise Price of $3.00 per share, such amount shall be disregarded and the maximum Exercise Price of $2.00 per Share shall apply. Furthermore, in order to determine the number of Shares pursuant to the Warrant, if a Purchaser (as defined in the Warrant) loaned $950,000 to the Company and the interest payable under such loan was $50,000, the total amount loaned to the Company under the Loan Agreement was $4.75 million and the interest payable under such loans was $250,000, and the Exercise Price was $2.00 per share (pursuant to the application of Section 2.1A), then without giving effect to Section 2.2A (and assuming that the Company has repaid in full all amounts owing pursuant to the Loan Agreement on or before January 31, 2001), the Shares would be 500,000 (i.e., $5,000,000 divided by $2.00, with such quotient (2,500,000) multiplied by 1/5), and after giving effect to Section 2.2A, the Shares would be 625,000 (500,000 multiplied by 125%). As an additional illustrative example, in the event that such 500,000 Shares (without giving effect to this Amendment) is increased to 750,000 because the Company has not repaid in full all amounts owing pursuant to the Loan Agreement on or prior to March 15, 2001, then Section 2.2A shall operate to increase the number of Shares to 937,500 (750,000 times 125%). The parties also acknowledge that the Exercise Price and the determination of the number of Shares (as determined after giving effect to this Amendment) shall also be subject to adjustment pursuant to Section 3 of the Warrant.

          Section 2.4A.     Confirmation of this Article IIA. Immediately after the effectiveness of this Amendment, the Company shall issue a supplement for attachment to each Warrant (in such form as is reasonably satisfactory to Majority Lenders) that will set forth the provisions of this Article IIA (it being recognized that this Article IIA shall be effective upon the Effective Date of this Amendment regardless of the date upon which such supplement is delivered to the holders of Warrants).

ARTICLE III.

Conditions of Effectiveness

          Section 3.1     Effective Date. This Amendment shall become effective when, and only when:

          (a)     Majority Lenders shall have received, at Majority Lenders' office, a counterpart of this Amendment executed and delivered by Borrower;

          (b)     Majority Lenders shall have received such other supporting documents as Majority Lenders may reasonably request; and

          (c)     Borrower shall have paid, in connection with this Amendment, all fees and reimbursements to be paid to Majority Lenders pursuant to any Loan Documents, or otherwise due Majority Lenders, including reasonable fees and disbursements of Majority Lenders' attorneys in connection with this Amendment not to exceed $10,000.

ARTICLE IV.

Representations and Warranties

          Section 4.1.     Representations and Warranties of Borrower. In order to induce Majority Lenders to enter into this Amendment, Borrower represents and warrants to each Lender that:

          (a)     The representations and warranties contained in Article III of the Original Loan Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Loan Agreement.

          (b)     Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Loan Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder and thereunder.

          (c)     The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.

          (d)     When duly executed and delivered, this Amendment will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

ARTICLE V.

Miscellaneous

          Section 5.1.     Ratification of Agreements. The Original Loan Agreement, as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents and the Escrow Agreement, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document or in the Escrow Agreement shall be deemed to be a reference to the Original Loan Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

          Section 5.2.     Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.

          Section 5.3.     Loan Documents. This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto and thereto.

          Section 5.4.     Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

          Section 5.5.     Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

          THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BORROWER:
HISPANIC TELEVISION NETWORK, INC.
By:	/s/ Franklin Byrd__________________________ Franklin Byrd Chief Financial Officer and Secretary
MAJORITY LENDERS:
GOFF MOORE STRATEGIC PARTNERS, L.P.
By:	GMSP Operating Partners, L.P., its general partner
By:	GMSP, L.L.C.
By:	_/s/ J. Randall Chappel_____________________ J. Randall Chappel, Principal
GAINSCO, INC.
By:	/s/ Glenn W. Anderson_____________________ Name: Glenn W. Anderson Title: President and CEO

SCHEDULE 3.1(f)

The Company has an equity interest in each of the below listed corporations. Such interest may result in such corporations being treated as subsidiaries for legal or accounting reasons.

MGB Entertainment, Inc.
Televideo, Inc.
Cleveland Broadcasting Corporation
ATN Network, Inc.
Beaumont Broadcasting Corporation
San Antonio Broadcasting Corporation
HTVN Merger Corp., Inc.